UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2015

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 12, 2015, The ExOne Company (the “Company”) received a notice from The Nasdaq Listing Qualifications Department (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires the timely filing of all periodic reports with the Securities and Exchange Commission (“SEC”).

The Company received the notice because it has not yet filed its Form 10-Q for the quarter ended March 31, 2015 (the “10-Q”) with the Securities and Exchange Commission (“SEC”). ExOne filed a Form 12b-25 Notification of Late Filing with the SEC on May 11, 2015 reporting a delay in filing its 10-Q. The delay is due to unforeseen difficulties with respect to the implementation of the first phase of its new Enterprise Resource Planning (“ERP”) software system in ExOne GmbH, its largest operating subsidiary. Under the extension permitted under the SEC rules, the 10-Q would be timely filed if it is filed on or before May 18, 2015. The Company expects to file its 10-Q with the SEC in early June 2015.

ExOne believes that the Nasdaq notice and the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) will have no immediate effect on the listing or trading of ExOne’s common stock on The Nasdaq Global Market. Under the Nasdaq listing rules, the Company has 60 days to submit a plan to Nasdaq to regain compliance with Nasdaq Listing Rule 5250(c)(1). ExOne expects to be fully compliant with Nasdaq Listing Rule 5250(c)(1) in early June, well before the July 13, 2015 deadline to submit the plan to Nasdaq.

As required by Nasdaq Listing Rule 5810(b), the Company issued a press release announcing the receipt of the notice from Nasdaq. A copy of that press release is attached as exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release of The ExOne Company dated May 15, 2015 titled “The ExOne Company Receives Standard Nasdaq Notice Relating to Delay in Filing First Quarter 10-Q”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The ExOne Company (Registrant)

May 15, 2015 (Date)	/s/ Brian W. Smith Brian W. Smith Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of The ExOne Company dated May 15, 2015 titled “The ExOne Company Receives Standard Nasdaq Notice Relating to Delay in Filing First Quarter 10-Q”.